Exhibit 99.1

Contacts:	Pat Sheaffer or Ron Wysaske,
Riverview Bancorp, Inc. 360-693-6650

Riverview Bancorp Reports Continued Profitability in Third Fiscal Quarter,
Highlighted by Credit Quality Improvements

Vancouver, WA – January 30, 2013 - Riverview Bancorp, Inc. (Nasdaq GSM: RVSB) (“Riverview” or the “Company”) today reported it earned $1.0 million, or $0.05 per diluted share, in its third fiscal quarter ended December 31, 2012 compared to a net loss of $16.6 million, or $0.74 per diluted share, in third quarter a year ago. In the first nine months of fiscal 2013, Riverview earned $1.0 million, or $0.05 per diluted share, compared to a net loss of $15.7 million, or $0.70 per diluted share, in the same period a year ago.

“Riverview’s turnaround plan is on schedule,” stated Pat Sheaffer, Chairman and CEO. “We were profitable for the second consecutive quarter and have improved the overall health of the Company. Credit quality improved for the third consecutive quarter as we continue to focus on resolving problem credits and our capital ratios improved as we continued to manage our balance sheet growth. Now that profitability looks sustainable and our capital position is strengthened, we can turn our focus on responsible organic growth that supports lending in the communities we serve.”

Highlights (at or for the period ended December 31, 2012)

•	Net income was $1.0 million, or $0.05 per diluted share
•	Net interest margin was 4.03% for the quarter and 4.19% for the nine month period
•	Nonperforming loans decreased $3.4 million during the quarter to $24.7 million (12.0% decline)
•	Nonperforming assets decreased $7.1 million during the quarter to $45.4 million (13.6% decline)
•	Net charge-offs for the quarter decreased 61.9% to $507,000 compared to $1.3 million for the preceding quarter
•	Core deposits were very strong and make up 95% of total deposits
•	Capital levels continue to exceed the regulatory requirements to be categorized as “well capitalized” with a total risk-based capital ratio of 14.25% and a Tier 1 leverage ratio of 9.50%

Credit Quality

“As a result of the continued improvement in asset quality and the third consecutive quarter of declining loan charge-offs, no provision for loan losses was recorded during the third quarter,” said Ron Wysaske, President and COO. Riverview recorded a $500,000 provision for loan losses in the preceding quarter and $4.5 million for the nine months ended December 31, 2012. The allowance for loan losses was $19.6 million at December 31, 2012, representing 3.51% of total loans and 79.60% of nonperforming loans.

Nonperforming loan balances decreased $3.4 million during the quarter, primarily in the commercial and commercial real estate loan categories. Nonperforming loans were $24.7 million, or 4.41% of total loans, at December 31, 2012, compared to $28.0 million, or 4.81% of total loans, at September 30, 2012, and $32.0 million, or 4.61% of total loans, a year ago. The decrease in nonperforming loans was driven by a reduction in the inflow of new nonperforming loans as well as several commercial and commercial real estate loans that returned to accrual status or made principal reductions. During the third quarter ended December 31, 2012, $1.2 million new loans were placed on non-accrual status, marking the third consecutive quarter that inflows have declined.

Net charge-offs declined for the third consecutive quarter as the Company continued to see a slowdown in loan charge-offs and an increase in recoveries on prior loan charge-offs. Net charge-offs in the third quarter of fiscal 2013 were $507,000, compared to $1.3 million in the preceding quarter and $6.8 million in the third fiscal quarter a year ago.

RVSB Third Quarter Fiscal 2013 Results
January 30, 2013

Real estate owned (“REO”) decreased $3.8 million, or 15.5%, during the quarter to $20.7 million due to continued strong sales activity. REO sales during the quarter totaled $3.9 million with write-downs of $865,000 and additions of $942,000. “Due to continued strong sales during the past several quarters and the continuing improvement in economic conditions and real estate activity in our market areas, we are optimistic that the progress we have made will continue,” said Wysaske. A December 2012 report by Bill Wyatt, Executive Director Port of Portland noted that the Portland/Vancouver MSA was ranked 9th among the top 100 US metros for job growth over the past 2 years.

Balance Sheet Review

Loan balances declined $23.0 million during the quarter, due to planned reductions in classified loan balances and an increase in pay-downs on existing loans. Classified loan balances continued the year-long trend of improvement during the third quarter, with classified loan balances declining by $14.2 million, or 17.6% compared to September 30, 2012.

“The planned reduction in our balance sheet over the last three quarters has helped us to clean up the loan portfolio and improve our capital position,” said Wysaske. “Riverview is now able to focus on organic growth by building new relationships.”

Land development and speculative construction loan balances declined $2.9 million during the quarter to $28.6 million. These portfolios represent a combined 5.1% of the total loan portfolio at December 31, 2012.

The commercial real estate (“CRE”) loan portfolio totaled $306.8 million, at December 31, 2012, of which 29.2% was owner-occupied and 70.8% was investor-owned. The CRE portfolio contained seven loans totaling $10.6 million that were nonperforming, representing 3.5% of the total CRE portfolio and 43.0% of total nonperforming loans. Of the CRE loans that are classified as nonperforming, 30.1 % are current on their payments.

Deposits declined $16.4 million during the quarter as part of the Company’s continued planned reduction in deposits. These decreases in deposits were focused on non-branch deposits, higher cost deposits and deposit concentrations to individual companies. Total deposits were $682.8 million at December 31, 2012 compared to $699.2 million at September 30, 2012 and $735.0 million a year ago. At December 31, 2012, non-interest checking deposits totaled $128.7 million, an increase of 10.1% from a year ago and represent 18.8% of total deposits. Core deposits accounted for 95.2% of total deposits at December 31, 2012.

Net Interest Margin

Riverview’s net interest margin contracted 28 basis points during the quarter to 4.03% compared to 4.31% for the preceding quarter. The decrease in net interest margin was primarily due to an increase in low-yielding cash balances as well as lower yields on the loan portfolio. The increase in cash balances resulted in a 23 basis point reduction in our net interest margin compared to the prior quarter. Loan yields have also continued to contract as existing loans re-priced and new loans were originated in the current low interest rate environment.

Income Statement

Non-interest income was $2.1 million in the third fiscal quarter compared to $2.3 million in the preceding quarter. Third quarter non-interest income included a $173,000 loss on sale of REO properties, compared to a $64,000 gain on sale of REO in the second quarter. The decreases in non-interest income were partially offset by an $110,000 increase in gain on sale of loans to the Federal Home Loan Mortgage Corporation (FHLMC) during the third quarter. Mortgage banking activity remained at a high level with a total of $19.6 million in new mortgage loans originated during the quarter.

Non-interest expense increased to $8.4 million in the third fiscal quarter compared to $7.8 million in the preceding quarter and $10.2 million in the third fiscal quarter a year ago. Non-interest expense in the third quarter included $110,000 in data processing expenses related to the Company’s ongoing conversion of its core software processing system. REO expenses increased during the quarter primarily due to a $600,000 write-down on a commercial real estate property.

In fiscal 2012, the Company established a valuation allowance against its deferred tax asset. At December 31, 2012, the total valuation allowance was $16.8 million. Management will review the deferred tax asset on a quarterly basis to determine the appropriate valuation allowance, if needed. Any future reversals of the deferred tax asset valuation

RVSB Third Quarter Fiscal 2013 Results
January 30, 2013

allowance would decrease the Company’s income tax expense, increase its after tax net income in the period of reversal and boost shareholder equity.

Capital and Liquidity

The Bank continues to maintain capital levels in excess of the regulatory requirements to be categorized as “well capitalized” with a total risk-based capital ratio of 14.25% and a Tier 1 leverage ratio of 9.50% at December 31, 2012.

At December 31, 2012, the Bank had available total and contingent liquidity of more than $475 million, including over $225 million of borrowing capacity from the Federal Home Loan Bank of Seattle and the Federal Reserve Bank of San Francisco. The Bank also has more than $135 million of cash and short-term investments.

Non-GAAP Financial Measures

In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures. Riverview believes that certain non-GAAP financial measures provide investors with information useful in understanding the company’s financial performance; however, readers of this report are urged to review these non-GAAP financial measures in conjunction with GAAP results as reported.

Financial measures that exclude intangible assets are non-GAAP measures. To provide investors with a broader understanding of capital adequacy, Riverview provides non-GAAP financial measures for tangible common equity, along with the GAAP measure. Tangible common equity is calculated as shareholders’ equity less goodwill and other intangible assets. In addition, tangible assets are total assets less goodwill and other intangible assets.

The following table provides a reconciliation of ending shareholders’ equity (GAAP) to ending tangible shareholders’ equity (non-GAAP), and ending assets (GAAP) to ending tangible assets (non-GAAP).

(Dollars in thousands)	Dec. 31, 2012	Sept. 30, 2012	Dec. 31, 2011	March 31, 2012

Shareholders' equity	$76,823	$75,607	$91,567	$75,607
Goodwill	25,572	25,572	25,572	25,572
Other intangible assets, net	489	520	456	415

Tangible shareholders' equity	$50,762	$49,515	$65,539	$49,620

Total assets	$794,564	$809,553	$862,330	$855,998
Goodwill	25,572	25,572	25,572	25,572
Other intangible assets, net	489	520	456	415

Tangible assets	$768,503	$783,461	$836,302	$830,011

About Riverview

Riverview Bancorp, Inc. (www.riverviewbank.com) is headquartered in Vancouver, Washington – just north of Portland, Oregon on the I-5 corridor. With assets of $795 million, it is the parent company of the 89 year-old Riverview Community Bank, as well as Riverview Asset Management Corp. The Bank offers true community banking services, focusing on providing the highest quality service and financial products to commercial and retail customers. There are 18 branches, including thirteen in the Portland-Vancouver area and three lending centers.

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that are subject to risks and uncertainties, including, but not limited to: the Company’s ability to raise common capital, the amount of capital it intends to raise and its intended use of that capital; the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs and changes in the Company’s allowance for loan losses and provision for loan losses that may be impacted by deterioration in the housing and commercial real estate markets; changes in general economic

RVSB Third Quarter Fiscal 2013 Results
January 30, 2013

conditions, either nationally or in the Company’s market areas; changes in the levels of general interest rates, and the relative differences between short and long term interest rates, deposit interest rates, the Company’s net interest margin and funding sources; fluctuations in the demand for loans, the number of unsold homes, land and other properties and fluctuations in real estate values in the Company’s market areas; secondary market conditions for loans and the Company’s ability to sell loans in the secondary market; results of examinations of us by the Office of Comptroller of the Currency or other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase the Company’s reserve for loan losses, write-down assets, change Riverview Community Bank’s regulatory capital position or affect the Company’s ability to borrow funds or maintain or increase deposits, which could adversely affect its liquidity and earnings; the Company’s compliance with regulatory enforcement actions we have entered into with the OCC and the possibility that our noncompliance could result in the imposition of additional enforcement actions and additional requirements or restrictions on our operations; legislative or regulatory changes that adversely affect the Company’s business including changes in regulatory policies and principles, or the interpretation of regulatory capital or other rules; the Company’s ability to attract and retain deposits; further increases in premiums for deposit insurance; the Company’s ability to control operating costs and expenses; the use of estimates in determining fair value of certain of the Company’s assets, which estimates may prove to be incorrect and result in significant declines in valuation; difficulties in reducing risks associated with the loans on the Company’s balance sheet; staffing fluctuations in response to product demand or the implementation of corporate strategies that affect the Company’s workforce and potential associated charges; computer systems on which the Company depends could fail or experience a security breach; the Company’s ability to retain key members of its senior management team; costs and effects of litigation, including settlements and judgments; the Company’s ability to successfully integrate any assets, liabilities, customers, systems, and management personnel it may in the future acquire into its operations and the Company’s ability to realize related revenue synergies and cost savings within expected time frames and any goodwill charges related thereto; increased competitive pressures among financial services companies; changes in consumer spending, borrowing and savings habits; the availability of resources to address changes in laws, rules, or regulations or to respond to regulatory actions; the Company’s ability to pay dividends on its common stock; and interest or principal payments on its junior subordinated debentures; adverse changes in the securities markets; inability of key third-party providers to perform their obligations to us; changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board, including additional guidance and interpretation on accounting issues and details of the implementation of new accounting methods; other economic, competitive, governmental, regulatory, and technological factors affecting the Company’s operations, pricing, products and services and the other risks described from time to time in our filings with the SEC.

Such forward-looking statements may include projections. Any such projections were not prepared in accordance with published guidelines of the American Institute of Certified Public Accountants or the Securities Exchange Commission regarding projections and forecasts nor have such projections been audited, examined or otherwise reviewed by independent auditors of the Company. In addition, such projections are based upon many estimates and inherently subject to significant economic and competitive uncertainties and contingencies, many of which are beyond the control of management of the Company. Accordingly, actual results may be materially higher or lower than those projected. The inclusion of such projections herein should not be regarded as a representation by the Company that the projections will prove to be correct.

The Company cautions readers not to place undue reliance on any forward-looking statements. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to the Company. The Company does not undertake and specifically disclaims any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for fiscal 2013 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of, us, and could negatively affect the Company’s operating and stock price performance.

RVSB Third Quarter Fiscal 2013 Results
January 30, 2013

RIVERVIEW BANCORP, INC. AND SUBSIDIARY
Consolidated Balance Sheets
(In thousands, except share data) (Unaudited)	December 31, 2012	September 30, 2012	December 31, 2011	March 31, 2012
ASSETS

Cash (including interest-earning accounts of $88,308, $83,642, $23,146
and $33,437)	$107,080	$98,367	$36,313	$46,393
Certificate of deposits	44,137	41,797	42,718	41,473
Loans held for sale	2,551	1,289	659	480
Investment securities held to maturity, at amortized cost	-	-	493	493
Investment securities available for sale, at fair value	6,204	6,278	6,337	6,314
Mortgage-backed securities held to maturity, at amortized	129	164	177	171
Mortgage-backed securities available for sale, at fair value	549	679	1,146	974
Loans receivable (net of allowance for loan losses of $19,633, $20,140,
$15,926, and $19,921)	539,549	562,058	678,626	664,888
Real estate and other pers. property owned	20,698	24,481	20,667	18,731
Prepaid expenses and other assets	3,399	3,894	6,087	6,362
Accrued interest receivable	1,818	1,958	2,378	2,158
Federal Home Loan Bank stock, at cost	7,219	7,285	7,350	7,350
Premises and equipment, net	17,647	17,745	16,351	17,068
Deferred income taxes, net	527	616	594	603
Mortgage servicing rights, net	406	420	299	278
Goodwill	25,572	25,572	25,572	25,572
Core deposit intangible, net	83	100	157	137
Bank owned life insurance	16,996	16,850	16,406	16,553

TOTAL ASSETS	$794,564	$809,553	$862,330	$855,998

LIABILITIES AND EQUITY

LIABILITIES:
Deposit accounts	$682,794	$699,227	$735,046	$744,455
Accrued expenses and other liabilities	8,700	7,926	9,574	9,398
Advance payments by borrowers for taxes and insurance	520	1,060	409	800
Junior subordinated debentures	22,681	22,681	22,681	22,681
Capital lease obligation	2,458	2,477	2,531	2,513
Total liabilities	717,153	733,371	770,241	779,847

EQUITY:
Shareholders' equity
Serial preferred stock, $.01 par value; 250,000 authorized,
issued and outstanding, none	-	-	-	-
Common stock, $.01 par value; 50,000,000 authorized,
December 31, 2012 - 22,471,890 issued and outstanding;	225	225	225	225
September 30, 2012 - 22,471,890 issued and outstanding;
December 31, 2011 - 22,471,890 issued and outstanding;
March 31, 2012 – 22,471,890 issued and outstanding;
Additional paid-in capital	65,563	65,576	65,621	65,610
Retained earnings	12,574	11,543	27,493	11,536
Unearned shares issued to employee stock ownership trust	(516)	(541)	(619)	(593)
Accumulated other comprehensive loss	(1,023)	(1,196)	(1,153)	(1,171)
Total shareholders’ equity	76,823	75,607	91,567	75,607

Noncontrolling interest	588	575	522	544
Total equity	77,411	76,182	92,089	76,151

TOTAL LIABILITIES AND EQUITY	$794,564	$809,553	$862,330	$855,998

RVSB Third Quarter Fiscal 2013 Results
January 30, 2013

RIVERVIEW BANCORP, INC. AND SUBSIDIARY
Consolidated Statements of Income
	Three Months Ended			Nine Months Ended
(In thousands, except share data) (Unaudited)	Dec. 31, 2012	Sept. 30, 2012	Dec. 31, 2011	Dec. 31, 2012	Dec. 31, 2011
INTEREST INCOME:
Interest and fees on loans receivable	$7,838	$8,468	$9,669	$25,351	$29,764
Interest on investment securities-taxable	131	38	28	222	109
Interest on investment securities-non taxable	1	7	11	16	35
Interest on mortgage-backed securities	6	7	12	21	41
Other interest and dividends	160	128	109	417	273
Total interest income	8,136	8,648	9,829	26,027	30,222

INTEREST EXPENSE:
Interest on deposits	595	699	1,061	2,117	3,449
Interest on borrowings	157	162	381	668	1,121
Total interest expense	752	861	1,442	2,785	4,570
Net interest income	7,384	7,787	8,387	23,242	25,652
Less provision for loan losses	-	500	8,100	4,500	11,850

Net interest income after provision for loan losses	7,384	7,287	287	18,742	13,802

NON-INTEREST INCOME:
Fees and service charges	1,224	1,331	962	3,612	3,082
Asset management fees	517	504	568	1,625	1,763
Gain on sale of loans	262	152	29	1,141	73
Bank owned life insurance income	146	148	151	443	455
Other	(62)	179	(180)	20	(107)
Total non-interest income	2,087	2,314	1,530	6,841	5,266

NON-INTEREST EXPENSE:
Salaries and employee benefits	3,872	3,609	4,014	11,274	12,039
Occupancy and depreciation	1,241	1,236	1,211	3,711	3,540
Data processing	435	292	306	1,041	1,136
Amortization of core deposit intangible	17	18	20	54	62
Advertising and marketing expense	193	269	286	681	814
FDIC insurance premium	433	394	289	1,114	848
State and local taxes	132	137	150	417	410
Telecommunications	73	116	109	310	324
Professional fees	447	281	334	1,149	971
Real estate owned expenses	1,069	891	2,781	2,899	3,967
Other	522	569	692	1,872	2,083
Total non-interest expense	8,434	7,812	10,192	24,522	26,194

INCOME (LOSS) BEFORE INCOME TAXES	1,037	1,789	(8,375)	1,061	(7,126)
PROVISION FOR INCOME TAXES	6	2	8,220	23	8,574
NET INCOME (LOSS)	$1,031	$1,787	$(16,595)	$1,038	$(15,700)

Earnings (loss) per common share:
Basic	$0.05	$0.08	$(0.74)	$0.05	$(0.70)
Diluted	$0.05	$0.08	$(0.74)	$0.05	$(0.70)
Weighted average number of shares outstanding:
Basic	22,345,644	22,339,487	22,321,011	22,339,509	22,314,876
Diluted	22,345,644	22,339,487	22,321,011	22,339,509	22,314,876

RVSB Third Quarter Fiscal 2013 Results
January 30, 2013

(Dollars in thousands)	At or for the three months ended			At or for the nine months ended
	Dec. 31, 2012	Sept. 30, 2012	Dec. 31, 2011	Dec. 31, 2012	Dec. 31, 2011
AVERAGE BALANCES
Average interest–earning assets	$727,322	$716,932	$790,922	$737,358	$774,326
Average interest-bearing liabilities	579,653	591,460	651,368	602,293	642,974
Net average earning assets	147,669	125,472	139,554	135,065	131,352
Average loans	574,617	605,382	694,205	617,067	693,856
Average deposits	694,073	699,243	742,899	708,622	727,704
Average equity	77,838	76,008	109,301	76,777	109,402
Average tangible equity	51,759	49,886	83,238	51,778	83,287

ASSET QUALITY	Dec. 31, 2012	Sept. 30, 2012	Dec. 31, 2011

Non-performing loans	24,665	28,031	32,037
Non-performing loans to total loans	4.41%	4.81%	4.61%
Real estate/repossessed assets owned	20,698	24,481	20,667
Non-performing assets	45,363	52,512	52,704
Non-performing assets to total assets	5.71%	6.49%	6.11%
Net loan charge-offs in the quarter	507	1,332	6,846
Net charge-offs in the quarter/average net loans	0.35%	0.87%	3.91%

Allowance for loan losses	19,633	20,140	15,926
Average interest-earning assets to average
interest-bearing liabilities	125.48%	121.21%	121.42%
Allowance for loan losses to
non-performing loans	79.60%	71.85%	49.71%
Allowance for loan losses to total loans	3.51%	3.46%	2.29%
Shareholders’ equity to assets	9.67%	9.34%	10.62%

CAPITAL RATIOS
Total capital (to risk weighted assets)	14.25%	13.41%	13.14%
Tier 1 capital (to risk weighted assets)	12.97%	12.13%	11.89%
Tier 1 capital (to leverage assets)	9.50%	9.09%	9.74%
Tangible common equity (to tangible assets)	6.61%	6.32%	7.84%

DEPOSIT MIX	Dec. 31, 2012	Sept. 30, 2012	Dec. 31, 2011	March 31, 2012

Interest checking	$87,402	$80,634	$96,757	$106,904
Regular savings	51,000	49,813	42,453	45,741
Money market deposit accounts	220,862	228,236	235,902	244,919
Non-interest checking	128,706	136,661	116,854	116,882
Certificates of deposit	194,824	203,883	243,080	230,009
Total deposits	$682,794	$699,227	$735,046	$744,455

RVSB Third Quarter Fiscal 2013 Results
January 30, 2013

COMPOSITION OF COMMERCIAL AND CONSTRUCTION LOANS

		Commercial		Commercial
		Real Estate	Real Estate	& Construction
	Commercial	Mortgage	Construction	Total
December 31, 2012	(Dollars in thousands)
Commercial	$75,090	$-	$-	$75,090
Commercial construction	-	-	14,868	14,868
Office buildings	-	88,810	-	88,810
Warehouse/industrial	-	44,950	-	44,950
Retail/shopping centers/strip malls	-	68,553	-	68,553
Assisted living facilities	-	16,872	-	16,872
Single purpose facilities	-	87,572	-	87,572
Land	-	26,123	-	26,123
Multi-family	-	34,278	-	34,278
One-to-four family	-	-	2,747	2,747
Total	$75,090	$367,158	$17,615	$459,863

March 31, 2012	(Dollars in thousands)
Commercial	$87,238	$-	$-	$87,238
Commercial construction	-	-	13,496	13,496
Office buildings	-	94,541	-	94,541
Warehouse/industrial	-	48,605	-	48,605
Retail/shopping centers/strip malls	-	80,595	-	80,595
Assisted living facilities	-	35,866	-	35,866
Single purpose facilities	-	93,473	-	93,473
Land	-	38,888	-	38,888
Multi-family	-	42,795	-	42,795
One-to-four family	-	-	12,295	12,295
Total	$87,238	$434,763	$25,791	$547,792

LOAN MIX
(Dollars in thousands)	Dec. 31, 2012	Sept. 30, 2012	Dec. 31, 2011	March 31, 2012
Commercial and construction
Commercial	$75,090	$74,953	$86,759	$87,238
Other real estate mortgage	367,158	385,715	448,288	434,763
Real estate construction	17,615	16,920	27,544	25,791
Total commercial and construction	459,863	477,588	562,591	547,792
Consumer
Real estate one-to-four family	97,334	102,473	129,780	134,975
Other installment	1,985	2,137	2,181	2,042
Total consumer	99,319	104,610	131,961	137,017

Total loans	559,182	582,198	694,552	684,809

Less:
Allowance for loan losses	19,633	20,140	15,926	19,921
Loans receivable, net	$539,549	$562,058	$678,626	$664,888

RVSB Third Quarter Fiscal 2013 Results
January 30, 2013

DETAIL OF NON-PERFORMING ASSETS

	Northwest	Other	Southwest	Other
	Oregon	Oregon	Washington	Washington	Other	Total
December 31, 2012	(dollars in thousands)
Non-performing assets

Commercial	$-	$-	$1,019	$-	$-	$1,019
Commercial real estate	2,690	178	7,435	298	-	10,601
Land	-	800	2,773	-	-	3,573
Multi-family	-	3,024	2,933	-	-	5,957
Commercial construction	-	-	-	-	-	-
One-to-four family construction	317	365	5	-	-	687
Real estate one-to-four family	579	178	1,763	308	-	2,828
Consumer	-	-	-	-	-	-
Total non-performing loans	3,586	4,545	15,928	606	-	24,665

REO	2,388	6,066	8,344	2,745	1,155	20,698

Total non-performing assets	$5,974	$10,611	$24,272	$3,351	$1,155	$45,363

DETAIL OF SPEC CONSTRUCTION AND LAND DEVELOPMENT LOANS

	Northwest	Other	Southwest	Other
	Oregon	Oregon	Washington	Washington	Other	Total
December 31, 2012	(dollars in thousands)
Land and spec construction loans

Land development loans	$4,915	$2,356	$18,852	$-	$-	$26,123
Spec construction loans	317	365	1,354	418	-	2,454

Total land and spec construction	$5,232	$2,721	$20,206	$418	$-	$28,577

RVSB Third Quarter Fiscal 2013 Results
January 30, 2013

	At or for the three months ended			At or for the nine months ended
SELECTED OPERATING DATA	Dec. 31, 2012	Sept. 30, 2012	Dec. 31, 2011	Dec. 31, 2012	Dec. 31, 2011

Efficiency ratio (4)	89.05%	77.34%	102.77%	81.51%	84.72%
Coverage ratio (6)	87.55%	99.68%	82.29%	94.78%	97.93%
Return on average assets (1)	0.51%	0.88%	-7.42%	0.17%	-2.39%
Return on average equity (1)	5.25%	9.33%	-60.24%	1.79%	-19.05%

NET INTEREST SPREAD
Yield on loans	5.41%	5.55%	5.53%	5.45%	5.69%
Yield on investment securities	6.33%	2.38%	2.66%	3.86%	2.72%
Total yield on interest earning assets	4.44%	4.79%	4.93%	4.69%	5.18%

Cost of interest bearing deposits	0.43%	0.49%	0.67%	0.49%	0.74%
Cost of FHLB advances and other borrowings	2.47%	2.57%	5.99%	3.52%	5.89%
Total cost of interest bearing liabilities	0.51%	0.58%	0.88%	0.61%	0.94%

Spread (7)	3.93%	4.21%	4.05%	4.08%	4.24%
Net interest margin	4.03%	4.31%	4.21%	4.19%	4.40%

PER SHARE DATA
Basic earnings per share (2)	$0.05	$0.08	$(0.74)	$0.05	$(0.70)
Diluted earnings per share (3)	0.05	0.08	(0.74)	0.05	(0.70)
Book value per share (5)	3.42	3.36	4.07	3.42	4.07
Tangible book value per share (5)	2.26	2.20	2.92	2.26	2.92
Market price per share:
High for the period	$1.99	$1.49	$2.50	$2.29	$3.18
Low for the period	1.41	1.24	2.11	1.08	2.11
Close for period end	1.69	1.37	2.37	1.69	2.37
Cash dividends declared per share	-	-	-	-	-

Average number of shares outstanding:
Basic (2)	22,345,644	22,339,487	22,321,011	22,339,509	22,314,876
Diluted (3)	22,345,644	22,339,487	22,321,011	22,339,509	22,314,876

(1)	Amounts for the quarterly periods are annualized.
(2)	Amounts exclude ESOP shares not committed to be released.
(3)	Amounts exclude ESOP shares not committed to be released and include common stock equivalents.
(4)	Non-interest expense divided by net interest income and non-interest income.
(5)	Amounts calculated based on shareholders’ equity and include ESOP shares not committed to be released.
(6)	Net interest income divided by non-interest expense.
(7)	Yield on interest-earning assets less cost of funds on interest bearing liabilities.

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